                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of
Associates Corporation of North America on Form S-3 (File No. 333-    ) of our
report dated January 20, 1998, on our audits of the consolidated financial statements of Associates Corporation of North America as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in Associates Corporation of North America's Annual Report on Form 10K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."



                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------
                                            PricewaterhouseCoopers LLP



Dallas, Texas
September 3, 1998